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                                                                    EX-99.B1(c)


                          AMENDMENT NUMBER TWO TO THE

                             DECLARATION OF TRUST

                                      OF

                             LIFE & ANNUITY TRUST



        This AMENDMENT NUMBER TWO to the DECLARATION OF TRUST of the Life & Annuity Trust (the "Trust") is made on the 28th day of April, 1998 by the parties signatory hereto, as trustees (hereinafter called the "Trustees").


                             W I T N E S S E T H :
                             - - - - - - - - - -

        WHEREAS, the Trustees desire to change the name of a series of Interests,pursuant to a vote of the majority of the Trustees held at the October 30, 1997 meeting of the Board, and to add two new series of Interests, pursuant to a vote of the majority of the Trustees held at the January 29, 1998 meeting of the Board.

        NOW, THEREFORE, the Trustees hereby declare that Paragraph 9.8(e) of
Article IX of the Trust's Declaration of Trust, dated October 26, 1993, is amended, effective immediately, as follows:


                                  ARTICLE IX

                                    Holders
                                    -------

        9.8  Series of Interests. If the Trustees shall divide the Trust
             -------------------
Property into two or more series the following provisions shall be applicable:

             (e) There shall be six series of Interests designated as the "Asset Allocation Fund Series," the "Equity Value Fund Series," the "Growth Fund Series," the "Money Market Fund Series," the "Strategic Growth Fund Series," and the "U.S. Government Allocation Fund Series." Each such series will consist of an unlimited number of Interests, and shall have the rights and privileges as set forth herein.


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                                  SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the 28th day of April, 1998.


Signature                       Title
---------                       -----


            *                   Trustee, Chairman and President
--------------------------      (Principal Executive Officer)
R. Greg Feltus


/s/Richard H. Blank, Jr.        Secretary and Treasurer
--------------------------      (Principal Financial Officer)
Richard H. Blank, Jr.


            *                   Trustee
--------------------------
Jack S. Euphrat


            *                   Trustee
--------------------------
Thomas S. Goho


            *                   Trustee
--------------------------
Peter G. Gordon


            *                   Trustee
--------------------------
Joseph N. Hankin


            *                   Trustee
--------------------------
W. Rodney Hughes


            *                   Trustee
--------------------------
J. Tucker Morse


*By: /s/Richard H. Blank, Jr.
    --------------------------
    Richard H. Blank, Jr.
    As Attorney-in-Fact
    April 28, 1998